UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2011

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-144337 (Commission File Number)	75-2749762 (I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas (Address of principal executive offices)		75001 (Zip code)
Registrant’s telephone number, including area code: (972) 713-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 1, 2011, United Surgical Partners International, Inc. (the “Company”) announced that Brett P. Brodnax, the Company’s current Executive Vice President and Chief Development Officer, was named to the additional position of President effective immediately. Biographical and other information regarding Mr. Brodnax can be found in the Company’s Current Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 25, 2011. William H. Wilcox, the Company’s current President and Chief Executive Officer, resigned the position as President simultaneously, but will remain Chief Executive Officer.
     In connection with Mr. Brodnax’s appointment as President, the compensation committee of the Company’s board of directors approved (i) an increase in Mr. Brodnax’s annual salary, effective June 1, 2011, to Five Hundred Twenty-Five Thousand Dollars and (ii) an award of one million stock options.
     There is no family relationship between Mr. Brodnax and any director or executive officer and Mr. Brodnax is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.
     A copy of the press release issued by the Company on June 1, 2011 is attached hereto as Exhibit 99.1. The press release is also available on the Company’s website at www.uspi.com.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release issued by the Company on June 1, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
By:	/s/ Mark A. Kopser
Mark A. Kopser
Executive Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)

Date: June 3, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release issued by the Company on June 1, 2011